UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2017

CANCER GENETICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35817	04-3462475
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

201 Route 17 North 2nd Floor, Rutherford, New Jersey 07070
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (201) 528-9200

____________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08.    Shareholder Director Nominations.

On March 21, 2017, the Board of Directors of Cancer Genetics, Inc. (the “Company”) determined that the Company’s annual meeting of stockholders (the “Annual Meeting”) will be held on June 7, 2017, at 10:00 a.m. at the Company’s offices in Rutherford, New Jersey or at such other time and location to be determined by the authorized officers and set forth in the Company’s proxy statement for the Annual Meeting, and established April 18, 2017 as the record date for determining stockholders entitled to notice of, and vote at, the Annual Meeting. The Annual Meeting is more than 30 days from the anniversary of the Company’s annual meeting of stockholders for the year ended December 31, 2015, which was held on October 11, 2016. As a result, stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must provide written notice to the Company at its corporate headquarters, 201 Route 17 North, 2nd Floor, Rutherford, New Jersey 07070, on or before April 3, 2017, which the Company has determined to be a reasonable time before it expects to begin to print and mail its proxy materials. Stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for the Annual Meeting must comply with the requirements, including the deadline set forth above as well as all the applicable rules and regulations promulgated by the Securities and Exchange Commission under the Exchange Act. In addition, pursuant to the Company’s bylaws, stockholders who wish to nominate a person for election as a director at the Annual Meeting must provide written notice to the Company at its corporate headquarters on or before April 3, 2017. Any such written notice must be directed to the attention of the Company’s Secretary at the Company’s corporate headquarters and must comply with the applicable provisions of the Company’s bylaws, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.

By: /s/ John A. Roberts
Name: John A. Roberts
Title: Chief Operating Officer

Date:    March 24, 2017